EXHIBIT 10.24

ASBURY AUTOMOTIVE GROUP, INC.

2002 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of                     ,          (the “Date of Grant”), is delivered by Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), to                      (the “Grantee”).

RECITALS

The Asbury Automotive Group, Inc. 2002 Equity Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company, $0.01 par value. The Plan’s Committee has decided to make an option grant as an inducement for the Grantee to promote the best interests of the Company and its owners. Except as otherwise set forth herein, capitalized terms used herein without definition shall have the meanings assigned thereto in the Plan.

NOW, THEREFORE, the parties to this Stock Option Grant, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Stock Option Grant and in the Plan, and subject to adjustment as set forth in the Plan, the Company hereby grants to the Grantee an Option to purchase                      Shares at an exercise price of $             per Share, which is not less than one hundred percent (100%) of Fair Market Value as of the Date of Grant. The Option shall become vested and exercisable according to Paragraph 2 below. This Stock Option Grant is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

2. Vesting of Option. The Option shall become vested and exercisable as of the following vesting dates, if the Grantee is employed by, or providing service to, the Company or any of its Subsidiaries as of the applicable vesting date:

Vesting Date	Vested Shares
[VESTING DATES]	[insert percentages]

In the event of a Change of Control (as defined in the Plan) after the date of adoption of the Plan, the Option, to the extent then outstanding and unexercisable or unvested, shall automatically be deemed exercisable or vested, as the case may be, as of immediately prior to such Change of Control, as contemplated by Section 8 of the Plan. In the event the Grantee ceases to be employed by the Company or any of its Subsidiaries due to the Grantee’s death or Disability (as defined below), the Option, to the extent then outstanding and unexercisable or unvested, shall automatically be deemed exercisable or vested, as the case may be, as of the date of the Grantee’s termination of employment by reason of such death or Disability. The Committee, in its sole discretion, may accelerate the vesting or exercisability of all or any portion of the Option, at any time and from time to time.

3. Term of Option.

(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Stock Option Grant (including Paragraph 2 of this Stock Option Grant) or the Plan (including Section 8 of the Plan).

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) Ninety days after the Grantee ceases to be employed by the Company or one of its Subsidiaries, if the termination is for any reason other than resignation (except resignation in connection with Retirement), Cause, death or Disability;

(ii) The date on which the Grantee ceases to be employed by the Company or one of its Subsidiaries by reason of resignation (except resignation in connection with Retirement) or for Cause; or

(iii) One year after the Grantee ceases to be employed by the Company or one of its Subsidiaries by reason of death or Disability.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is ten years from the Date of Grant. Any portion of the Option that is not vested at the time the Grantee ceases to be employed by, or provide services to, the Company or any of its Subsidiaries shall immediately terminate.

For purposes of this Stock Option Grant, “Cause” shall have the meaning set forth in any employment agreement then in effect between the Grantee and the Company or any of its Affiliates or, if not defined in any such agreement, “Cause” shall mean a finding by the Committee that the Grantee (A) has breached his or her employment or service contract with the Company or any of its Affiliates, (B) has engaged in disloyalty to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (C) has disclosed trade secrets or confidential information of the Company or any of its Affiliates to persons not entitled to receive such information or (D) has engaged in such other behavior detrimental to the interests of the Company or any of its Affiliates as the Committee determines. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Stock Option Grant.

For purposes of this Stock Option Grant, “Retirement” shall mean resignation from the Company and its Subsidiaries if, by the time of such resignation, the Grantee has (A) attained age 60 and (B) completed no less than 10 years of service with the Company and its Subsidiaries.

For purposes of this Stock Option Grant, “Disability” shall have the meaning set forth in any employment agreement then in effect between the Grantee and the Company or any of its Affiliates or, if not defined in any such agreement, “Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Grantee of his or her duties in the course of the Grantee’s employment by the Company or any of its Subsidiaries lasting (or likely to last) for a continuous period of six months or longer. The determination of the existence of Disability shall be made by the Committee in good faith, and the Committee’s determination shall be conclusive for purposes of this Stock Option Grant.

4. Exercise Procedures.

(a) Subject to the provisions of this Stock Option Grant and the Plan, the Grantee may exercise the vested Option, in whole or in part, by delivering a notice of exercise to the Company, in the manner provided in Paragraph 11 below, with payment of the exercise price in accordance with the terms of the Plan and this Stock Option Agreement; provided the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised. Payment of the exercise price may be made in cash, or its equivalent, or (i) by exchanging Shares owned by the Grantee (which are not the subject of any pledge or other security interest and which have been owned by such Grantee for at least 6 months), or (ii) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price. No Shares shall be delivered pursuant to exercise of the Option until payment in full of the aggregate exercise price therefor is received by the Company. Wherever in the Plan or this Stock Option Grant the Grantee is permitted to pay the exercise price of the Option or taxes relating to the exercise of the Option by delivering Shares, the Grantee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option. Notwithstanding any other provision of the Plan or this Stock Option Grant to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations, including the federal securities laws and any applicable state or foreign securities laws and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company under this Stock Option Grant shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes. Without limiting the generality of the preceding sentence, the Grantee may elect to satisfy, in whole or in part, any tax withholding obligation of the Company with respect to the Option by delivery of Shares owned by the Grantee (which are not subject to any pledge or other security interest and which have been owned by the Grantee for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

5. Restrictions on Exercise. The Option may be exercised only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s legal guardian or representative. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan and this Stock Option Grant) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant.

6. Grant Subject to Plan Provisions. This Stock Option Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Company’s shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company or any of its Affiliates and shall not interfere in any way with the right of the Company and its Affiliates to terminate the Grantee’s employment or service at any time. The right of the Company and its Affiliates to terminate at will the Grantee’s employment or service at any time for any reason, free from any liability or any claim under the Plan or this Stock Option Grant, is specifically reserved unless otherwise expressly provided in the Plan or in any Award Agreement.

8. No Equityholder. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of an equityholder with respect to the Shares subject to the Option, until the Shares have been issued upon the exercise of the Option.

9. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee except, in the event of the death of the Grantee, by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The rights and protections of the Company and its Affiliates hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Grant may be assigned by the Company without the Grantee’s consent.

10. Applicable Law. The validity, construction, interpretation and effect of this Stock Option Grant shall be governed by and determined in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

11. Notice. Any notice to the Company provided for in this Stock Option Grant shall be addressed to the Company in care of the General Counsel, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12. Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to the Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13. Adjustment Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the terms of the Plan, the Committee may make adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (other than an Equity Restructuring) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, in accordance with the terms of the Plan. In the event of an Equity Restructuring, the Option shall be adjusted in accordance with Section 4(b)(ii) of the Plan.

In the event of (i) a merger of the Company with or into another corporation, (ii) a merger of any Subsidiary with or into another corporation that requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization, or (iii) the sale or disposition of substantially all of the assets of the Company, the outstanding portion of the Option shall either continue in effect, be assumed or an equivalent option substituted therefor by the successor corporation or a “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) of the successor corporation. In the event that the Option does not continue in effect or the successor corporation refuses to assume or substitute for the outstanding portion of the Option, the Grantee shall fully vest in and have the right to exercise the Option as to all Shares subject to the outstanding portion of the Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of continuation, assumption or substitution as set forth herein, the Company shall notify the Grantee in writing or electronically that the outstanding portion of the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, or such shorter period as the Committee may determine to be reasonable, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale or disposition of assets, the option confers the right to purchase or receive, for each Share subject to the outstanding portion of the Option immediately prior to the merger or sale or disposition of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale or disposition of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or disposition of assets is not solely common stock of the successor corporation or its “parent corporation” or “subsidiary corporation”, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the outstanding portion of the Option, to be solely common stock of the successor corporation or its “parent corporation” or “subsidiary corporation” equal in fair market value to the per share consideration received by holders of Shares in the merger or sale or disposition of assets.

14. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may request in order to comply with applicable securities laws or with this Stock Option Grant.

15. Signature in Counterparts. This Stock Option Grant may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Amendment. This Stock Option Grant may be amended, modified or supplemented in accordance with the Plan.

17. Headings. Headings are given to paragraphs of this Stock Option Grant solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Stock Option Grant, the Plan or any provisions thereof.

18. Section 409A. This Stock Option Grant and the Option are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for an option to purchase service recipient stock as described in Section 1.409A-1(b)(5)(i)(A) of the Department of Treasury regulations. Notwithstanding any provision of this Stock Option Grant to the contrary, in the event that the Committee determines that the Option may be subject to Section 409A of the

Code, the Committee may adopt such amendments this Stock Option Grant or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Stock Option Grant, and the Grantee has executed this Stock Option Grant, effective as of the Date of Grant.

ASBURY AUTOMOTIVE GROUP, INC.
Attest:

by
Name:	Name:
Title:	Title:

Accepted by:

By:
Grantee

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